UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2021

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Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Spruce Tree Centre, Suite 400, 1600 University Avenue West, St. Paul, Minnesota	55104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ISNS	The Nasdaq Capital Market
Preferred Stock Purchase Rights	ISNS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant's Business and Operations

Item 1.02.  Termination of a Material Definitive Agreement

(a) On February 2, 2021, Image Sensing Systems, Inc. (the "Company") was notified by BMO Harris Bank, N.A. (the "Lender"), which is the lender of the Company's Paycheck Protection Program loan (the "PPP Loan"), as described below, that the Lender had received payment in full of the PPP Loan from the United States government, and the Company's PPP Loan had been forgiven.

On April 21, 2020, the Company received the PPP Loan in the original principal amount of $923,700 under the Paycheck Protection Program ("PPP") established under the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act").  The PPP is administered by the United States Small Business Administration (the "SBA").  Under the terms of the CARES Act, PPP loan recipients can apply for, and the SBA can grant forgiveness of, all or a portion of loans made under the PPP if the recipients use the PPP loan proceeds for eligible purposes, including payroll costs, mortgage interest, rent or utility costs and meet other requirements regarding, among other things, the maintenance of employment and compensation levels.  The Company used the PPP Loan proceeds for qualifying expenses and applied for forgiveness of the PPP Loan in accordance with the terms of the CARES Act.

The disclosure in Item 1.01 of the Company's Current Report on Form 8-K dated April 21, 2020 is incorporated into this Item 1.02 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2021	Image Sensing Systems, Inc.

	By:	/s/ Frank G. Hallowell
Frank G. Hallowell
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

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